UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

Tenax Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 13, 2018 (the “Annual Meeting”). The stockholders considered the two proposals described below, each of which is described in more detail in the Company’s definitive proxy statement dated April 20, 2018 (the “Proxy Statement”). As of April 16, 2018, the record date for the Annual Meeting, there were 1,453,637 shares of common stock issued, outstanding and entitled to vote. At the Annual Meeting, 1,123,016 shares of common stock were represented in person or by proxy, constituting a quorum. The final number of votes cast for and against, as well as the number of abstentions and broker non-votes, with respect to each proposal are set forth below.

Proposal 1: To elect the six director nominees described in the Proxy Statement to the Company’s Board of Directors to serve until the sooner of the next Annual Meeting of the Company’s Stockholders or the election and qualification of their successors. The votes were cast as follows:

	For	Withheld	Broker Non-Votes
Ronald R. Blanck, DO	158,112	119,441	845,463.00
Anthony A. DiTonno	270,390	7,163	845,463.00
James Mitchum	270,362	7,191	845,463.00
Gregory Pepin	157,891	119,662	845,463.00
Gerald T. Proehl	269,206	8,347	845,463.00
Chris A. Rallis	270,552	7,001	845,463.00

All director nominees were duly elected.

Proposal 2: To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The votes were cast as follows:

For	Against	Abstain
965,452	145,956	11,608

Proposal 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2018	Tenax Therapeutics, Inc.

By: /s/ Michael B. Jebsen
Michael B. Jebsen
President and Chief Financial Officer